UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2025

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Langhorne Newtown Road, Suite 300
Langhorne, PA 19047
(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of Material Definitive Agreement.

As previously disclosed, on July 6, 2021, Savara Inc. (the “Company”) entered into a Sales Agreement with Evercore Group L.L.C. (“Evercore”), as sales agent (the “ATM Agreement”), pursuant to which the Company may offer and sell up to an aggregate of $100.0 million of shares of its common stock, par value $0.001 per share, from time to time through Evercore in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended.

On March 31, 2025, pursuant to Section 12(b) of the ATM Agreement, the Company delivered written notice to Evercore that it was terminating the ATM Agreement, effective April 2, 2025. The Company is not subject to any termination penalties related to the termination of the ATM Agreement. Since December 31, 2024, no shares of common stock have been issued or sold pursuant to the ATM Agreement. The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement, a copy of which was filed as Exhibit 10.1 to Savara’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial & Administrative Officer